GT INTERACTIVE UK SETTLEMENT OF INDEBTEDNESS AGREEMENT

         AGREEMENT, dated as of September 15, 2005, between Atari UK (f/k/a Infogrames UK) (AUK") and Infogrames Entertainment SA and all of its subsidiaries (collectively, "IE") (AUK and IE are referred to herein separately, and collectively as "IESA"), on one hand, both having an address of 1, place Verrazzano 69252 Lyon, Cedex 09 France and Atari, Inc. ("Company"), on the other, having an address of 417 Fifth Avenue, New York, NY 10016 (the "Agreement").

         WHEREAS, in December 1999, IESA acquired a controlling interest in Company and its wholly-owned subsidiaries. Following this acquisition, AUK, a wholly-owned subsidiary of IESA, had paid certain expenses on behalf of GT Interactive UK ("GTUK"), a subsidiary of Company, the operations of which were discontinued in or about March 2000. The expense payments include amounts for various legal functions, settlements, account fees and taxes, trade payables and accrued liabilities;

         WHEREAS, AUK has asserted, or could assert, that Company is indebted to AUK for payments, liabilities and obligations based on any and all matters or circumstances arising or occurring at any time prior to or as of the date hereof (the "GTUK Indebtedness"); and

        WHEREAS, by this Agreement, IESA and Company hereby intend to resolve all matters of, concerning or related to the GTUK Indebtedness.

         NOW, THEREFORE, in consideration of the foregoing, the Fee and of the mutual promises set forth herein, it is hereby agreed as follows:

         1. In full satisfaction of the GTUK Indebtedness, promptly upon the full execution hereof, Company shall pay AUK (or its designee) 1,263,518 shares of Company's common stock totaling in value 892,525 British pounds, each share priced at $1.30 (the "Fee") in full and final settlement and payment of the GTUK Indebtedness.

         2. IESAA acknowledges, agrees and understands that the entire consideration for the releases and waivers given in this Agreement is that consideration set forth in paragraph 1 above; that said consideration is being given solely for the purpose of settling amounts due arising out of expense reimbursements or other amounts due and owing to AUK from Company. Any and all tax refunds or credits associated with GTUK (including the payment of the GTUK Indebtedness) shall be solely the property of, and inure solely to the benefit of, Company.

         3. (a) IESA does hereby relieve, release and forever discharge Company and its predecessors, successors, representatives, employees, officers, directors (including, without limitation, former employees, officers and directors), shareholders, agents, employees, administrators, assigns and all affiliated, parent and subsidiary corporations, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action of whatsoever kind or nature, whether now known or unknown, based on, arising out of, or in connection with anything whatsoever done, omitted or suffered to be done at any time relating to, arising from, or in connection with all claims relating to, the GTUK Indebtedness, any other expense reimbursement made by IESA in connection with GTUK and any other amounts due to IESA in connection with GTUK. IESA hereby expressly, knowingly, and intentionally waives all rights and protections afforded in connection with the matters hereby released by the terms and provisions of California Civil Code section 1542 and by any and all similar laws of and for any other state of the United States and all foreign governments. California Civil Code section 1542 states that:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

In connection with such waiver, IESA hereby acknowledges that it hereafter may discover claims, obligations, rights, causes of action, claims for relief, liabilities, and facts, or any of them, in addition to or different from those that it now knows or believes to be in existence, accrued, or true with respect to the matters hereby released. Nevertheless, it is the intention of each party, through this release and with the independent advice of counsel or the opportunity to receive such advice, to fully, finally, and forever to settle and release all such claims, obligations, rights, causes of action, claims for relief, liabilities, and damages that heretofore have existed, now exist, or hereafter may exist in connection with the matters hereby released, including those that could have been filed.

         (b) Each of the parties hereto represents, warrants, and agrees as follows:

             (i) Each party has received independent legal advice from its attorneys, with respect to the advisability of making the settlement of indebtedness provided for herein, and with respect to the advisability of executing this Agreement;

             (ii) No party (nor any officer, agent, employee, representative, or attorney of or for any party), has made any statement or representation to any other party regarding any fact relied upon by the other party in entering into this Agreement, and each party does not rely upon any statement, representation or promise of any other party (or of any officer, agent, employee representative or alternate for the other party), in executing this Agreement except as expressly stated herein;

             (iii) Each party has made such investigation of the facts and the law pertaining to this Agreement and of all the matters pertaining hereto as it deems necessary; and

             (iv) Each of the persons executing this Agreement is empowered to do so.

         (c) Each party hereto represents and warrants to the other party that it is the sole and lawful owner of all right, title and interest in and to every matter and thing released

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     herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims or other matters released herein.

         4. This Agreement shall inure to the benefit of, and be binding upon, the respective assigns, subsidiaries and successors-in-interests to and of each party hereto.

         5. This Agreement sets forth the entire understanding between IESA and Company with respect to the subject matter hereof, and no amendment to or modification, waiver, termination or discharge of this agreement or any provision thereof shall be binding upon IESA or Company unless confirmed by a written instrument specifically referring to this Agreement which is signed by an authorized signatory of each party. No waiver of any provision of or default under this Agreement shall affect IESA's or Company's right, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

         6. THIS AGREEMENT IS ENTERED INTO IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED ONLY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE FULLY PERFORMED THEREIN (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES UNDER NEW YORK LAW), AND THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY (MANHATTAN) ARE HEREBY GRANTED EXCLUSIVE JURISDICTION WITH RESPECT TO ANY SUITS ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT.

         7. This Agreement shall not be construed against either party as the drafter, it being agreed that this Agreement has been drafted jointly by the parties and may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                        Atari, Inc.

                                        By:___________________________
                                            Name:
                                            Title:


ACCEPTED AND AGREED TO:
Infogrames Entertainment SA


By:___________________________
    Name:
    Title:

Atari UK


By:___________________________
    Name:
    Title:


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

         IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                        Atari, Inc.

                                        By:___________________________
                                            Name:
                                            Title:


ACCEPTED AND AGREED TO:
Infogrames Entertainment SA


By:___________________________
    Name:
    Title:

Atari UK


By:___________________________
    Name:
    Title:


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